UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2009

CNS RESPONSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2755 Bristol Street, Suite 285
Costa Mesa, California 92626
 (Address of Principal Executive Offices/Zip Code)

(714) 545-3288
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities

On June 12, 2009, CNS Response Inc. (the “Company”) entered into a Bridge Note and Warrant Purchase Agreement (the “Purchase Agreement”) with Mr. John Pappajohn (“Investor”).

Pursuant to the Purchase Agreement, on June 12, 2009, Investor purchased a Secured Convertible Promissory Note in the principal amount of $1,000,000 from the Company.  In order to induce Investor to purchase the note, the Company issued to Investor a warrant to purchase up to 3,333,333 shares of the Company’s common stock at a purchase price equal to $0.30 per share.  The warrant expires on June 30, 2016.

The note issued pursuant to the Purchase Agreement provides that the principal amount of $1,000,000 together with a single payment of $90,000 (the “Premium Payment”) is due and payable, unless sooner converted into shares of the Company’s common stock (as described below), upon the earlier to occur of: (i) a declaration by Investor on or after June 30, 2010 or (ii) an Event of Default (as defined in the note).  The note is secured by a lien on substantially all of the assets (including all intellectual property) of the Company.  In the event of a liquidation, dissolution or winding up of the Company, unless Investor informs the Company otherwise, the Company shall pay Investor an amount equal to the product of 250% multiplied by the then outstanding principal amount of the note and the Premium Payment.

In the event the Company consummates an equity financing transaction of at least $1,500,000 (excluding any and all other debt that is converted), the then outstanding principal amount of the note (but excluding the Premium Payment, which will be repaid in cash at the time of such equity financing) shall be automatically converted into the securities issued in the equity financing by dividing such amount by the per share price paid by the investors in such financing.

The Bridge Note and Warrant Purchase Agreement, a form of Secured Convertible Promissory Note, and a form of Warrant to Purchase Shares are attached as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated by reference herein. The foregoing description of the Purchase Agreement and the note and warrant issuable pursuant thereto does not purport to be complete and is qualified in its entirety by reference to the full text of the aforementioned exhibits.

In issuing the warrant without registration under the Securities Act of 1933, as amended (the “Securities Act”), the Company relied upon one or more of the exemptions from registration contained in Sections 4(2) of the Securities Act, and in Regulation D promulgated thereunder, as the warrant was issued to an accredited investor, without a view to distribution, and was not issued through any general solicitation or advertisement. The Company made this determination based on the representations of Investor which included, in pertinent part, that Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that Investor was acquiring the warrant for investment purposes for its own account, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, and that Investor understood that the warrant and the securities issuable upon exercise thereof may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description
10.1	Bridge Note and Warrant Purchase Agreement, dated June 12, 2009, by and between the Company and Mr. John Pappajohn.
10.2	Form of Secured Convertible Promissory Note.
10.3	Form of Warrant to Purchase Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

Date: June 18, 2009	By:	/s/ George Carpenter
George Carpenter,
Chief Executive Officer